UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2006

The Bank Holdings
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	775.853.8600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2005 the Board of Directors of Nevada Security Bank approved the provision of supplementary retirement and life insurance benefit plans for certain executives. This supplementary retirement benefit plan with an endorsement split dollar life insurance plan was provided to reward, motivate, and retain the most qualified people available and to provide those individuals with a complete and reasonable compensation plan. However, when the split dollar plan documents were finalized, they did not reflect each individual insurance policy name and number in the title of the document, and hence did not accurately reflect the correct amount of the Net-at-Risk portion of the proceeds from the policies. This First Amended and Restated Nevada Security Bank Split Dollar Agreement has been prepared for each of the seven individauls enrolled in the plan, each with the corrected Net-At-Risk amount, with no other or individual modifications.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

January 27, 2006	By:	Jack B. Buchold

Name: Jack B. Buchold
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	First Amended and Restated NSB Split Dollar Agreement